Exhibit 99.1

Press Release

For Immediate Release

Overland Storage Posts Strong First Quarter 2004 Results

Revenue up 64 percent; Surpasses $200 million Milestone for Trailing 12 Months
Q1 Revenue: $56.6 million; Q1 Earnings Per Share: $0.16 GAAP; $0.18 Pro Forma

SAN DIEGO – Oct. 22, 2003 – Overland Storage, Inc. (Nasdaq: OVRL) today reported record revenue for the first quarter of fiscal 2004 ended Sept. 30, 2003 – surpassing the $200 million milestone on a trailing 12-month basis.

Revenue for the quarter ended Sept. 30, 2003, climbed 64 percent to $56.6 million compared with revenue of $34.5 million in the year earlier quarter.  Net income for the first quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $2.2 million, or $0.16 per diluted share, compared with a net loss of $557,000, or $0.05 per share, in the same fiscal period last year.  Pro forma net income for the first quarter of fiscal 2004, excluding the non-cash amortization resulting from the June 2003 acquisition of Okapi Software that is charged to cost of goods sold, was $2.5 million, or $0.18 per share.  Pro forma results are presented to give a more complete view of the Company’s financial results in light of the Company’s program to introduce and grow sales during fiscal 2004 of the products derived from the acquisition.  See “Non-GAAP Financial Measures” below.

Despite the first quarter historically being a seasonally down quarter, an increase in sales to OEM customers, combined with continued strength in the Americas and Asia Pacific branded channels, helped offset seasonal softness in Europe and resulted in flat revenue compared with the fiscal 2003 fourth quarter.  Compared to the prior year, revenue from OEM customers grew 92 percent, reflecting expansion of the Company’s relationship with its largest OEM customer and the successful resolution of transitional issues at that customer during the prior year.  Revenue from the Company’s branded sales channels in all geographic areas was up 32 percent over the prior year.

Christopher Calisi, president and chief executive officer of Overland Storage, said: “Though gratified to have commenced fiscal 2004 with a strong quarter, more importantly, we are at a threshold of new and expanding product lines that open new markets for us.  Though the launch of our new products constrained bottom-line results this quarter, early customer response indicates significant market opportunities that we expect will improve both revenue and earnings in subsequent quarters.

“The most exciting news this quarter is the nascent success of our new REO SERIES™ disk-to-disk-to-tape (D2D2T™) appliance.  REO is based on the integrated software product that we gained through the Okapi acquisition, and is completely complementary as a backup acceleration device to our existing portfolio of tape libraries.  Additionally, its completely open architecture enables connection to the most popular hardware and software environments.  First quarter unit sales surpassed plan, nearly tripling our goal.  Both our VAR partners and end users are responding positively to REO.  We are extremely encouraged, and anticipate continued traction over the coming quarters.  Furthermore, we have a solid roadmap for REO, expanding its capabilities to match market demand.

“The other exciting news of the quarter was the launch at our September World-wide Partner Conference of our NEO 8000 tape library, expected to begin shipping in December.  The 8000 builds on the success of our existing NEO architecture and is configured as a unit capable of scaling from 100 to 500 cartridges.  It will be our largest capacity library, completing our product line within the mid-range sector, and nearly doubling our addressable market.  Reception to the NEO 8000 has been enthusiastic, and we have already received orders in advance of its availability.  We expect NEO 8000 to make a positive impact on revenue in the second half of fiscal 2004.”

Calisi concluded, “Our first quarter was strategically significant.  With this quarter’s product launches, we entered two additional markets: the upper end of the mid-range tape automation market and the new disk-based backup appliance market.  Working with our OEM and VAR partners, we intend to leverage our presence in the mid-range market; we understand our customers and will provide the best solutions to answer their storage needs.”

Forward Guidance

The Company noted that its investment of significant sales and marketing dollars to launch REO and NEO 8000 was front-end loaded and is expected to benefit future quarters.  Although optimistic about the success of these products, the Company’s financial model includes conservative revenue contributions from these products.  The Company confirmed previous guidance of 20 percent revenue growth and greater than 40 percent earnings per share growth for the full fiscal year.  Consistent with previous years, a strong second fiscal quarter is expected, bolstered by the fiscal year-end push from OEM customers.  Second quarter results should approximate $60 million in revenue and net income per diluted share of $0.20 on a GAAP basis and $0.22 on a pro forma basis.  The pro forma guidance excludes the net effect of non-cash amortization related to the Okapi acquisition, which is estimated to be $0.02 per diluted share.  See “Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures

To supplement the consolidated statement of operations presented in accordance with GAAP, the Company has included a pro forma consolidated statement of operations that excludes the non-cash amortization of the $9.0 million intangible asset (including the gross up effect related to deferred taxes) that arose from the June 2003 acquisition of Okapi Software, Inc.  The intangible is being amortized to cost of goods sold over five years, the estimated life of the acquired products.  Overland did not begin shipping the products gained from the acquisition until August 2003, and expects that sales of these products will grow sequentially during the four quarters of fiscal year 2004.  Because GAAP requires that the intangible asset be amortized at a minimum on a straight line basis commencing immediately upon acquisition, the amortization in the first fiscal quarter ended September 30, 2003 exceeded the amount of revenue generated by the product, thereby resulting in a negative gross profit for the product line and a depression of the Company’s overall gross margin.  During the product introduction ramp-up expected to occur throughout fiscal year 2004, management will evaluate the performance of this new product line excluding the amortization charge, and allocate resources based on such evaluation.  The Company therefore believes that the pro forma results provide useful information to investors concerning Overland’s operating results, and permit a more meaningful comparison to historical financial results, which did not include amortization charges.  The Company considered the capital costs of the acquisition when it modeled the expected benefits, and management expects that the results of its product implementation strategy will be appropriately reflected in GAAP results by the end of fiscal year 2004.  Accordingly, the Company intends to discontinue reporting pro forma results beginning in fiscal 2005.  Reconciliations of GAAP net income to pro forma net income, and GAAP to pro forma per share results, are provided in a table immediately following the Pro Forma Consolidated Statements of Operations.  Although management believes the above non-GAAP financial measures enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures are inherently limited in that they exclude certain costs which are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its revenues.  Accordingly, these pro forma results should be considered together with GAAP results, rather than as an alternative to GAAP basis financial measures.

About Overland Storage

Overland Storage, Inc. (NASDAQ: OVRL) is a leading global supplier of innovative hardware and software storage solutions for mid-range computer networks. The Company delivers high availability products, including its award-winning automated storage libraries that set the standard for intelligent, automated and scalable storage. Overland sells its products worldwide through leading OEMs, commercial distributors, storage integrators and value-added resellers. For more information, visit Overland’s web site at www.overlandstorage.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “intends,” “expects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include technology spending levels, unexpected shortages of critical components, rescheduling or cancellation of customer orders, loss of a major customer, the timing and market acceptance of new product introductions by the Company, its competitors or its licensees, including the launch of the Company’s new disk-based appliance products, the timing and amount of licensing royalties, general competition and price pressures in the marketplace, the Company’s ability to control costs and expenses and economic conditions. Reference is also made to other factors set forth in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis” and other sections of the Company’s Form 10-K for the most recently completed fiscal year. These forward-looking statements speak only as of the date of this release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Webcast: A live audio Webcast of Overland’s management conference call discussing first quarter 2004 results and the outlook for the remainder of fiscal 2004 will be held beginning at 10:30 a.m. EDT, Oct. 22, 2003, and will be posted at www.overlandstorage.com.  Please provide adequate time to log on.  Following the broadcast, the conference call will be archived for future access on Overland’s website.

CONTACT INFORMATION:

Vernon A. LoForti, CFO

Email: vloforti@overlandstorage.com

Cynthia A. Bond, Director of Corporate Communications

Email:  cbond@overlandstorage.com

—Tables Follow—

OVERLAND STORAGE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2003	2002
	(Unaudited)
Net revenues	$56,569	$34,540
Cost of revenues	40,992	25,528
Gross profit	15,577	9,012

Operating expenses:
Sales and marketing	7,851	6,051
Research and development	1,810	1,694
General and administrative	2,582	2,151
Total expenses	12,243	9,896

Operating income (loss)	3,334	(884)
Interest income, net	96	68
Other loss, net	(10)	(34)
Income (loss) before income taxes	3,420	(850)
Income taxes	1,197	(293)
Net income (loss)	$2,223	$(557)

Earnings (loss) per share:
Basic	$0.17	$(0.05)
Diluted	$0.16	$(0.05)

Shares used in computing earnings per share:
Basic	12,972	11,024
Diluted	14,178	11,827

OVERLAND STORAGE, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2003	2002
	(Unaudited)
Net revenues	$56,569	$34,540
Cost of revenues	40,543	25,528
Gross profit	16,026	9,012

Operating expenses:
Sales and marketing	7,851	6,051
Research and development	1,810	1,694
General and administrative	2,582	2,151
Total expenses	12,243	9,896

Operating income (loss)	3,783	(884)
Interest income, net	96	68
Other loss, net	(10)	(34)
Income (loss) before income taxes	3,869	(850)
Income taxes	1,354	(293)
Net income (loss)	$2,515	$(557)

Earnings (loss) per share:
Basic	$0.19	$(0.05)
Diluted	$0.18	$(0.05)

Shares used in computing earnings per share:
Basic	12,972	11,024
Diluted	14,178	11,827

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$2,223	$(557)
Amortization of purchased intangible assets	449	—
Income tax effect	(157)	—
Pro forma net income	$2,515	$(557)

A reconciliation between diluted earnings per share on a GAAP basis and pro forma diluted earnings per share is as follows:
GAAP diluted earnings per share	$0.16	$(0.05)
Amortization of purchased intangible assets	0.03	—
Income tax effect	(0.01)	—
Pro forma earnings per share	$0.18	$(0.05)

OVERLAND STORAGE, INC.

SELECTED BALANCE SHEET INFORMATION

(In thousands)

	September 30, 2003	June 30, 2003
	(Unaudited)

ASSETS
Cash and equivalents	$53,595	$55,020
Accounts receivable, net	34,532	31,850
Inventories	18,402	19,262
Other current assets	7,284	6,812
Total current assets	113,813	112,944
Property, plant and equipment, net	8,061	8,171
Other assets	9,435	9,807
Total assets	$131,309	$130,922

LIABILITIES & EQUITY
Current liabilities	$26,330	$28,618
Long-term debt	2,793	3,026
Other long-term liabilities	6,318	6,014
Shareholders’ equity	95,868	93,264
Total liabilities and equity	$131,309	$130,922